Exhibit 4.4

AMENDMENT NO. 4 TO
AMENDED AND RESTATED SERVICING AGREEMENT

THIS AMENDMENT NO. 4 TO AMENDED AND RESTATED SERVICING AGREEMENT, dated as of as of December 16, 2011 (this “Amendment”), is between General Electric Capital Corporation, a Delaware corporation in its capacity as master servicer (the “Master Servicer”), and GE Dealer Floorplan Master Note Trust, a Delaware statutory trust (“Owner”).

BACKGROUND

The parties hereto are parties to an amended and restated servicing agreement, dated as of June 30, 2006 (as amended, modified or supplemented prior to the date hereof, the “Servicing Agreement”), between the Master Servicer and Owner; and the parties hereto desire to amend the Servicing Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1.  Definitions.  Capitalized terms defined in the Servicing Agreement and used but not otherwise defined herein have the meanings given to them in the Servicing Agreement.

SECTION 2.  Amendments to Servicing Agreement.

(a)           Clause (d) of Section 2.4 of the Servicing Agreement is hereby amended by deleting the word “and” where it appears at the end of such clause and substituting “,” therefor.

(b)           Section 2.4 of the Servicing Agreement is hereby amended by adding the following new clause (f)  immediately following clause (e) thereof::

“and (f) without limiting the authorization in clause (b), to the extent such action would not materially and adversely affect the Owner or the Owner’s ability to pay any of its obligations as such obligations become due and is permitted under and in compliance with applicable law and regulations, adjust, settle or compromise any payments due under a Transferred Receivable in accordance with the Credit and Collection Policies”.

(c)           The notice information with respect to the Master Servicer and the Owner set forth in Section 8.1 of the Servicing Agreement is hereby amended and restated in its entirety to read as follows:

“If to Master Servicer:

General Electric Capital Corporation
10 Riverview Drive
Danbury, CT 06810

Amendment No. 4 to Amended and
Restated Servicing Agreement

Attention:          Capital Markets, Operations
Telephone:         (203) 749-6000
Telecopy:           (203) 749-4054

If to Owner:

GE Dealer Floorplan Master Note Trust
c/o BNY Mellon Trust of Delaware
101 Barclay Street, Floor 8 West (ABS Unit)
New York, NY 10286
Attention:            Antonio Vayas
Telephone:           (212) 815-8322
Telecopy:             (212) 815-2493 or 3883

with a copy to:

General Electric Capital Corporation, as Administrator
10 Riverview Drive
Danbury, CT 06810
Attention:              Capital Markets, Operations
Telephone:             (203) 749-6000
Telecopy:               (203) 749-4054”

SECTION 3.  Representations and Warranties.  In order to induce the parties hereto to enter into this Amendment, each of the parties hereto represents and warrants unto the other parties hereto as set forth in this Section 3.

(a)           Due Authorization, Non Contravention, etc.  The execution, delivery and performance by such party of the Amendment are within its powers, have been duly authorized by all necessary action, and do not (i) contravene its organizational documents; or (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting it.

(b)           Validity, etc.  This Amendment constitutes the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and general equitable principles.

SECTION 4.  Binding Effect; Ratification.

(a)           This Amendment shall become effective, as of the date first set forth above, when (i) counterparts hereof shall have been executed and delivered by the parties hereto and (ii) the S&P Condition shall have been satisfied with respect to this Amendment, and thereafter this Amendment shall be binding on the parties hereto and their respective successors and assigns.

(b)           The Servicing Agreement, as amended hereby, remains in full force and effect.  On and after the date hereof, each reference in the Servicing Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import, and each reference in any other Related Document to the Servicing Agreement, shall mean and be a reference to such Servicing Agreement, as amended hereby.

Amendment No. 4 to Amended and
Restated Servicing Agreement

(c)           Except as expressly amended hereby, the Servicing Agreement shall remain in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 5.  Miscellaneous.

(a)           THIS AMENDMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICT OF LAWS PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

(b)           EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIM OR DISPUTES BETWEEN THEM PERTAINING TO THIS AMENDMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS AMENDMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEAL FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY.  EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.  EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 8.1 OF THE SERVICING AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.  NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)           BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS.  THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Amendment No. 4 to Amended and
Restated Servicing Agreement

(d)           Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment or any provision hereof.

(e)           This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)           Executed counterparts of this Amendment may be delivered electronically.

[SIGNATURES FOLLOW]

Amendment No. 4 to Amended and
Restated Servicing Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

GE DEALER FLOORPLAN MASTER NOTE TRUST, as
Owner

By: BNY MELLON TRUST OF DELAWARE, not in its
individual capacity, but solely as Trustee on behalf of
Owner

By:	/s/ Kristine K. Gullo
Name:	Kristine K. Gullo
Title:	Vice President

Amendment No. 4 to Amended and
Restated Servicing Agreement

S-1

GENERAL ELECTRIC CAPITAL CORPORATION, as
the Master Servicer

By:	/s/ Peter Graham
Name:	Peter Graham
Title:	Attorney-in-Fact

Amendment No. 4 to Amended and
Restated Servicing Agreement

S-2